SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated May 25, 2006

of

ZALE CORPORATION

A Delaware Corporation

IRS Employer Identification No. 75-0675400

SEC File Number 001-04129

901 West Walnut Hill Lane

Irving, Texas  75038

(972) 580-4000

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

Item 1.01               Entry Into a Material Definitive Agreement

On May 25, 2006, the Board of Directors of Zale Corporation approved, effective as of May 18, 2006, increases to the compensation of its non-employee directors consisting of (1) an increase in the annual retainer for the Chairman of the Audit Committee from $15,000 to $25,000, (2) a temporary increase of $2,000 in the meeting fee for each in-person Board of Directors meeting and of $1,000 in the meeting fees for all other meetings through the conclusion of the currently increased level of Board of Directors and Committee activity, and (3) a special additional retainer fee in 2006 of $30,000 for each non-employee director other than the Chairman of the Board of Directors in recognition of the substantially increased time commitment being required of the directors.

A summary of the compensation of the non-employee directors following these increases is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

10.1                           Summary of Non-Employee Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION

Date: May 31, 2006	By:	/s/ Mary Elizabeth Burton
Mary Elizabeth Burton
Acting Chief Executive Officer